                                                                    EXHIBIT 2(a)

                           JOINT AGREEMENT OF MERGER
                                       OF
                            CLECO UTILITY GROUP INC.
                                 WITH AND INTO
                                CLECO POWER LLC


     This Joint Agreement of Merger (this "Joint Agreement") is dated December 15, 2000 between Cleco Utility Group Inc., a Louisiana corporation (the "Corporation"), and Cleco Power LLC, a Louisiana limited liability company (the "LLC"), and is entered into pursuant to the provisions of Sections 111 et seq. of the Louisiana Business Corporation Law ("LBCL") and Sections 1357 et seq. of the Louisiana Limited Liability Companies Law ("LLCL").

     WHEREAS, the Board of Directors of the Corporation and the Managers of the LLC (collectively, the "Merging Companies") deem it advisable that the Corporation be merged with and into the LLC (the "Merger") pursuant to the LBCL and LLCL; and,

     WHEREAS, the sole shareholder of the Corporation has authorized the Merger pursuant to resolutions duly adopted at a meeting of the sole shareholder held on October 27, 2000; and

     WHEREAS, the sole member of the LLC has authorized the Merger pursuant to resolutions duly adopted at a meeting of the sole member on December 15, 2000;

     NOW THEREFORE, in consideration of the mutual benefits to be derived from this Joint Agreement and the Merger, the parties hereto agree as follows:

                                1.  THE MERGER

     In accordance with the applicable provisions of the LBCL and LLCL, the Corporation shall be merged with and into the LLC; the separate existence of the Corporation shall cease; and the LLC shall survive the Merger.

                        2.  EFFECTIVENESS OF THE MERGER

     2.1 Effective Time and Effective Date of the Merger. The Merger shall become effective at 11:59 P.M. (Baton Rouge time) (the "Effective Time") on December 31, 2000 (the "Effective Date").

     2.2 Effect of the Merger. At the Effective Time, (i) the separate existence of the Corporation shall cease and the Corporation shall be merged with and into the LLC; (ii) the LLC shall continue to possess all of the rights, privileges and franchises possessed by it and shall, at the Effective Time, become vested with and possess all rights, privileges and franchises possessed by the Corporation; (iii) the LLC shall be responsible for all of the liabilities and obligations of the Corporation in the same manner as if the LLC had itself incurred such liabilities or obligations, and
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the Merger shall not affect or impair the rights of the creditors or of any persons dealing with the Merging Companies; (iv) the Merger will not of itself cause a change, alteration or amendment to the Articles of Organization or Operating Agreement of the LLC which shall be the entity surviving the Merger; and (v) the Merger shall, from and after the Effective Time, have all the effects provided by applicable Louisiana law.

     2.3 Additional Actions. If, at any time after the Effective Time, the LLC shall consider or be advised that any further assignments or assurances in law of any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the LLC, title to or the possession of any property or right of the Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Joint Agreement, the Corporation and its proper officers and directors shall be deemed to have granted to the LLC an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the LLC and otherwise to carry out the purposes of this Joint Agreement; and the members and the Managers of the LLC are fully authorized in the name of the Corporation to take any and all such action.

                   3.  METHOD OF CARRYING MERGER INTO EFFECT

     This Joint Agreement shall be submitted to the shareholder of the Corporation and the member of the LLC for their respective approval. If such approval is given, then the fact of such approval shall be certified hereon by the Secretary of the Corporation and a Manager of the LLC. This Joint Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President of the Corporation and a Manager of the LLC. As soon as may be practicable thereafter, this Joint Agreement, so certified, signed and acknowledged, shall be delivered to the Secretary of State of Louisiana for filing in the manner required by law and shall be effective at the Effective Time on the Effective Date; and thereafter, as soon as practicable, a copy of the Certificate of Merger issued by the Secretary of State of Louisiana, and certified by him to be a true copy, shall be filed for record in the Office of the Recorder of Mortgages in the parish in which the Corporation has its registered office and shall be filed for record in the office of the Recorder of Conveyances in each parish in which any of the Merging Companies own immovable property.

                           4.  CANCELLATION OF SHARES

     On the Effective Date, by reason of the Merger and without any further action on the part of the Merging Companies or their respective shareholders or members, each issued and outstanding share of (i) common stock, par value $2.00 per share, (ii) preferred stock, par value $100 per share, and (iii) preferred stock, par value $25 per share, of the Corporation shall be canceled and the separate corporate existence of the Corporation shall cease.

                                       2
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                               5.  MISCELLANEOUS

     5.1 Headings. The descriptive headings of the sections of this Joint Agreement are inserted for convenience only and do not constitute a part hereof for any other purpose.

     5.2 Modifications, Amendments and Waivers. At any time prior to the Effective Time (notwithstanding any shareholder or member approval that may have already been given), the parties hereto may, to the extent permitted by law, modify, amend or supplement any term or provision of this Joint Agreement.

     IN WITNESS WHEREOF, this Joint Agreement has been approved by the Board of Directors of the Corporation and the Managers of the LLC, effective as of the day and year first above written.

                              FOR THE BOARD OF DIRECTORS OF
                              CLECO UTILITY GROUP INC.

                              /s/Sherian G. Cadoria
                              -----------------------------------
                              Sherian G. Cadoria, Director


                              /s/Richard B. Crowell
                              -----------------------------------
                              Richard B. Crowell, Director


                              /s/David M. Eppler
                              -----------------------------------
                              David M. Eppler, Director


                              /s/J. Patrick Garrett
                              -----------------------------------
                              J. Patrick Garrett, Director


                              /s/F. Ben James, Jr.
                              -----------------------------------
                              F. Ben James, Jr., Director


                              /s/Elton R. King
                              -----------------------------------
                              Elton R. King, Director


                              /s/A. DeLoach Martin, Jr.
                              -----------------------------------
                              A. DeLoach Martin, Jr., Director

                                       3
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                              /s/Robert T. Ratcliff
                              -----------------------------------
                              Robert T. Ratcliff, Director


                              /s/Edward M. Simmons
                              -----------------------------------
                              Edward M. Simmons, Director


                              /s/William H. Walker, Jr.
                              -----------------------------------
                              William H. Walker, Jr., Director


                              FOR THE MANAGERS OF
                              CLECO POWER LLC

                              /s/Sherian G. Cadoria
                              -----------------------------------
                              Sherian G. Cadoria, Manager


                              /s/Richard B. Crowell
                              -----------------------------------
                              Richard B. Crowell, Manager


                              /s/David M. Eppler
                              -----------------------------------
                              David M. Eppler, Manager


                              /s/J. Patrick Garrett
                              -----------------------------------
                              J. Patrick Garrett, Manager


                              /s/F. Ben James, Jr.
                              -----------------------------------
                              F. Ben James, Jr., Manager


                              /s/Elton R. King
                              -----------------------------------
                              Elton R. King, Manager


                              /s/A. DeLoach Martin, Jr.
                              -----------------------------------
                              A. DeLoach Martin, Jr., Manager


                              /s/Robert T. Ratcliff
                              -----------------------------------
                              Robert T. Ratcliff, Manager

                                       4
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                              /s/Edward M. Simmons
                              -----------------------------------
                              Edward M. Simmons, Manager


                              /s/William H. Walker, Jr.
                              -----------------------------------
                              William H. Walker, Jr., Manager


                          CERTIFICATE OF SECRETARY OF
                            CLECO UTILITY GROUP INC.
                           (A Louisiana Corporation)

     I hereby certify that I am the duly elected Secretary of Cleco Utility Group Inc., a Louisiana corporation, presently serving in such capacity, and that the foregoing Joint Agreement of Merger was, in the manner required by the Louisiana Business Corporation Law, duly approved, without alteration or amendment, by the sole shareholder of Cleco Utility Group Inc. pursuant to a written consent of the sole shareholder.

     Certificate dated December 15, 2000.


                              /s/Michael P. Prudhomme
                              -----------------------
                              Michael P. Prudhomme, Secretary


                      CERTIFICATE OF EXECUTIVE MANAGER OF
                                CLECO POWER LLC
                    (A Louisiana limited liability company)


     I hereby certify that I am a duly elected Manager of Cleco Power LLC, a Louisiana limited liability company, presently serving in such capacity, and that the foregoing Joint Agreement of Merger was duly approved, without alteration or amendment, by the sole member of Cleco Power LLC pursuant to a written consent of the sole member.

     Certificate dated December 15, 2000.


                              /s/David M. Eppler
                              ------------------
                              David M. Eppler, Manager

                                       5
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                            EXECUTION BY THE PARTIES

     Considering the foregoing certification, this Joint Agreement of Merger is executed by the parties hereto, this 15th day of December, 2000.


                              CLECO UTILITY GROUP INC.

                              By:    /s/David M. Eppler
                                     ------------------
                                     David M. Eppler, President


                              CLECO POWER LLC


                              By:    /s/David M. Eppler
                                     ------------------
                                     David M. Eppler, Manager

                                       6
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                 ACKNOWLEDGMENT AS TO CLECO UTILITY GROUP INC.


STATE OF LOUISIANA

PARISH OF RAPIDES


     BEFORE ME, the undersigned authority, personally came and appeared David M. Eppler, who, being duly sworn, declared and acknowledged before me that he is the President of Cleco Utility Group Inc. and that in such capacity he was duly authorized to and did execute the foregoing Joint Agreement of Merger on behalf of said Corporation, for the purposes therein expressed, and as his and said Corporation's free act and deed.

                              /s/David M. Eppler
                              ------------------
                              David M. Eppler
                              Appearer


SWORN TO AND SUBSCRIBED BEFORE ME
THIS 15th DAY OF DECEMBER, 2000.


 /s/ Beatrice P. Newcomb
- -------------------------
Beatrice P. Newcomb
NOTARY PUBLIC

                                       7
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                      ACKNOWLEDGMENT AS TO CLECO POWER LLC


STATE OF LOUISIANA

PARISH OF RAPIDES


     BEFORE ME, the undersigned authority, personally came and appeared David M. Eppler, who, being duly sworn, declared and acknowledged before me that he is a Manager of Cleco Power LLC and that in such capacity he was duly authorized to and did execute the foregoing Joint Agreement of Merger on behalf of said limited liability company, for the purposes therein expressed, and as his and said limited liability company's free act and deed.



                              /s/David M. Eppler
                              ------------------
                              David M. Eppler
                              Appearer


SWORN TO AND SUBSCRIBED BEFORE ME
THIS 15th DAY OF DECEMBER, 2000.


/s/Beatrice P. Newcomb
- ----------------------
Beatrice P. Newcomb
NOTARY PUBLIC

                                       8